EXHIBIT 11



















                      Statement re: Computation of Earnings Per Share


                              CULLEN/FROST BANKERS, INC.
                        Computation or Earnings Per Common Share
                          Primary and Fully Diluted (Unaudited)
                        (in thousands, except per share amounts)

                                                                December 31
                                                        --------------------------
Primary Earnings Per Share                              1996        1995      1994
--------------------------                             -------     -------   -------
Income before cumulative effect of accounting change   $54,978     $46,279   $37,423
                                                       =======     =======   =======

Weighted average shares outstanding                     22,444      22,308    22,118
Addition from assumed exercise of stock options            462         368       328
                                                       -------     -------   -------
Weighted average number of common shares outstanding    22,906      22,676    22,446
                                                       =======     =======   =======
Primary earnings per common share:
  Net income                                           $  2.40     $  2.04   $  1.67



                                                                December 31
                                                        --------------------------
Fully Diluted Earnings Per Share                        1996        1995      1994
--------------------------------                       -------     -------   -------
Income before cumulative effect of accounting change   $54,978     $46,279   $37,423
                                                       =======     =======   =======

Weighted average shares outstanding                     22,444      22,308    22,118
Addition from assumed exercise of stock options            573         472       328
                                                       -------     -------   -------
Weighted average number of common shares outstanding    23,017      22,780    22,446
                                                       =======     =======   =======
Fully diluted earnings per common share:
  Net income                                           $  2.39     $  2.03   $  1.67
